Exhibits 10_A

SECOND AMENDMENT OF THE STEPAN COMPANY 2000 STOCK OPTION PLAN

WHEREAS, Stepan Company (the “Company”) has established and maintains the Stepan Company 2000 Stock Option Plan, as heretofore amended (the “Plan”); and

WHEREAS, the Company reserved the right to amend the Plan in Section 5.8 by action of the Board of Directors; and

WHEREAS, the Company now desires to amend the Plan to modify the value at which previously-owned shares of Company stock may be used to pay for the exercise price of an option;

NOW, THEREFORE, BE IT RESOLVED, that effective January 1, 2009, the Plan is amended as follows:

1. By deleting the phrase “in shares of Stock (valued at Fair Market Value as of the date of exercise)” where it appears in the second sentence of Section 3.2 of the Plan and inserting in lieu thereof the phrase “in shares of Stock (valued using the price of a share of Stock on the New York Stock Exchange at the time of exercise)”.

IN WITNESS WHEREOF, the duly authorized officer of the Company has executed this Second Amendment of the Plan on behalf of the Company and has caused its corporate seal to be affixed this     day of         , 2009.

STEPAN COMPANY

By
Its

ATTEST:

By
Its